Exhibit 99.1

EXL REPORTS 2017 FIRST QUARTER RESULTS

2017 First Quarter Revenues of $183.0 Million, up 9.6% year over year
Q1 Diluted EPS (GAAP) of $0.48, up from $0.40 in Q1 of 2016
Q1 Adjusted Diluted EPS (Non-GAAP) of $0.60, up from $0.56 in Q1 of 2016

New York, NY - May 2, 2017 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended March 31, 2017.
Rohit Kapoor, Vice Chairman and CEO, commented, “Our first quarter 2017 revenues increased 9.6% year-over-year, or 9.9% on a constant currency basis (non-GAAP), to $183.0 million. Our revenue growth was led by our Analytics segment which grew 25.8% year-over-year, or 26.4% on a constant currency basis. Our operations management businesses, which consist of our Insurance, Healthcare, Travel,Transportation and Logistics, Finance and Accounting and All Other (Banking and Financial Services, Utilities and Consulting) reportable segments, grew 4.7% year-over-year, or 4.9% on a constant currency basis.
“Our competitive positioning with our integrated solutions across operations management and analytics continues to be well received in the marketplace. Our demand pipeline is strong and the ramp-ups of 2016 new business wins are tracking to plan giving us confidence that we will achieve our 2017 goals.”
Vishal Chhibbar, CFO, commented, “We have updated our revenue guidance for 2017 to $740 million - $760 million from $735 million - $760 million to reflect better performance in the first quarter and favorable exchange rates versus the U.S. dollar. Our guidance represents annual revenue growth of 8% to 11% on a constant currency basis. Our adjusted diluted EPS guidance for 2017 is unchanged. Our balance sheet remains strong with cash and short-term investments of $218 million.”

Financial Highlights: First Quarter 2017
We have six reportable segments: Insurance, Healthcare, Travel, Transportation and Logistics, Finance and Accounting, All Other (Banking and Financial Services, Utilities and Consulting) and Analytics. Reconciliations of adjusted (non-GAAP) financial measures, including those reflecting constant currency, to GAAP measures are included at the end of this release.

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Revenues for the quarter ended March 31, 2017 increased to $183.0 million compared to $167.0 million for the first quarter of 2016, an increase of 9.6% (or 9.9% on a constant currency basis) from the first quarter of 2016, and an increase of 3.2% sequentially from the quarter ended December 31, 2016.

	Revenues		Gross Margin
Reportable Segments	Three months ended March 31,		Three months ended March 31,
	2017	2016	2017	2016
	(dollars in millions)
Insurance	$55.9	$48.3	31.5%	29.0%
Healthcare	18.9	16.4	35.6%	35.7%
Travel, Transportation and Logistics	17.1	17.5	40.0%	40.4%
Finance and Accounting	21.0	19.8	38.6%	42.3%
All Other	21.1	26.0	31.6%	35.1%

Analytics	49.0	39.0	34.6%	36.4%
Total	$183.0	$167.0	34.4%	35.1%

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Operating income margin for the quarter ended March 31, 2017 was 8.7% compared to 9.8% in the first quarter of 2016 and 8.0% for the quarter ended December 31, 2016. Adjusted operating income margin for the quarter ending March 31, 2017 was 13.9% compared to 15.0% in the first quarter of 2016 and 12.9% for the quarter ended December 31, 2016.

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Diluted earnings per share for the quarter ended March 31, 2017 was $0.48 compared to $0.40 in the first quarter of 2016 and $0.45 for the quarter ended December 31, 2016. Adjusted diluted earnings per share was $0.60 compared to $0.56 in the first quarter of 2016 and $0.61 for the quarter ended December 31, 2016.

Business Highlights: First Quarter 2017

•	Won eight new clients, consisting of three new clients in our operations management businesses and five new clients in Analytics.

•	Announced an additional $100 million share repurchase authorization for the years 2017 -2019.

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Named as the Best Company of the Year, Best Health Information Management Company and Best First Time Nominated Company by the Information and Business Process Association of the Philippines and the Canadian Chamber of Commerce of the Philippines.

•	Positioned as a Leader in the “Everest Property and Casualty Insurance BPO - Service Provider Landscape with PEAK Matrix™ Assessment 2017.”

•	Expanded multiple operations management relationships, including migrating 38 new processes.

2017 Guidance

Based on current visibility and a U.S. Dollar to Indian rupee exchange rate of 66.0, British Pound to U.S. Dollar exchange rate at 1.28, U.S. Dollar to the Philippine Peso exchange rate of 50.0 and all other currencies at current exchange rates, the Company is providing the following guidance for the calendar year 2017:

•	Revenue of $740 million to $760 million, representing an annual revenue growth of 8% to 11% on a constant currency basis.

•	Adjusted diluted earnings per share of $2.50 to $2.60, representing an annual increase of 7% to 12%.

Conference Call
ExlService Holdings, Inc. will host a conference call on Tuesday, May 2, 2017 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of at least twelve months.

About ExlService Holdings, Inc.

EXL (NASDAQ: EXLS) is a leading operations management and analytics company that designs and enables agile, customer-centric operating models to help clients improve their revenue growth and profitability. Our delivery model provides market-leading business outcomes using EXL’s proprietary Business EXLerator Framework™, cutting-edge analytics, digital transformation and domain expertise. At EXL, we look deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 26,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), South America, Australia and South Africa. For more information, visit www.exlservice.com.
Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K for the year ended December 31, 2016. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2017	2016
Revenues, net	$183,033	$167,036
Cost of revenues (exclusive of depreciation and amortization)	120,119	108,379
Gross profit	62,914	58,657
Operating expenses:
General and administrative expenses	24,224	20,618
Selling and marketing expenses	13,362	13,454
Depreciation and amortization	9,426	8,133
Total operating expenses	47,012	42,205
Income from operations	15,902	16,452
Foreign exchange gain, net	1,568	469
Interest expense	(432)	(385)
Other income, net	3,310	3,179
Income before income tax expense	20,348	19,715
Income tax expense	3,560	5,895
Net income	$16,788	$13,820
Earnings per share:
Basic	$0.50	$0.41
Diluted	$0.48	$0.40
Weighted-average number of shares used in computing earnings per share:
Basic	33,845,560	33,380,028
Diluted	35,108,882	34,351,657

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$91,700	$213,155
Short-term investments	126,472	13,491
Restricted cash	2,691	3,846
Accounts receivable, net	119,811	113,067
Prepaid expenses	9,596	7,855
Advance income tax, net	7,687	6,242
Other current assets	25,541	21,168
Total current assets	383,498	378,824
Property, plant and equipment, net	59,220	49,029
Restricted cash	3,657	3,393
Deferred taxes, net	16,392	14,799
Intangible assets, net	50,356	53,770
Goodwill	187,952	186,770
Other assets	25,618	19,943
Total assets	$726,693	$706,528
Liabilities and Equity
Current liabilities:
Accounts payable	$5,286	$3,288
Short-term borrowings	10,000	10,000
Deferred revenue	17,968	16,615
Accrued employee cost	29,830	50,832
Accrued expenses and other current liabilities	47,670	43,264
Current portion of capital lease obligations	216	232
Total current liabilities	110,970	124,231
Long term borrowings	35,000	35,000
Capital lease obligations, less current portion	285	300
Non-current liabilities	17,729	14,819
Total liabilities	163,984	174,350
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 36,100,622 shares issued and 33,772,166 shares outstanding as of March 31, 2017 and 35,699,819 shares issued and 33,628,109 shares outstanding as of December 31, 2016	36	36
Additional paid-in-capital	296,792	284,646
Retained earnings	394,964	382,722
Accumulated other comprehensive loss	(57,013)	(75,057)
Total including shares held in treasury	634,779	592,347
Less: 2,328,456 shares as of March 31, 2017 and 2,071,710 shares as of December 31, 2016, held in treasury, at cost	(72,275)	(60,362)
ExlService Holdings, Inc. stockholders' equity	$562,504	$531,985
Non-controlling interest	205	193
Total equity	$562,709	$532,178
Total liabilities and equity	$726,693	$706,528

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures (adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted diluted earnings per share and information on a constant currency basis) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The non-GAAP financial measures disclosed by EXL should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. EXL believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP for a number of reasons, including, without limitation, EXL’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations. EXL also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. EXL's primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine peso. The average exchange rate of the U.S. Dollar against the Indian rupee decreased from 67.51 during the quarter ended March 31, 2016 to 66.46 during the quarter ended March 31, 2017, representing an appreciation of 1.6%. The average exchange rate of the U.S. Dollar against the Philippine peso increased from 47.09 during the quarter ended March 31, 2016 to 50.05 during the quarter ended March 31, 2017, representing a depreciation of 6.3%. The average exchange rate of the British Pound against the U.S. Dollar decreased from 1.42 during the quarter ended March 31, 2016 to 1.24 during the quarter ended March 31, 2017, representing a depreciation of 12.2%. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s operating performance.

The following table shows the reconciliation of these non-GAAP financial measures from GAAP measures for the three months ended March 31, 2017 and 2016 and the three months ended December 31, 2016:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA to Net Income
(Amounts in thousands)

	Three months ended March 31,		Three months ended December 31,
	2017	2016	2016
Net Income (GAAP)	$16,788	$13,820	$15,488
add: Income tax expense	3,560	5,895	3,602
subtract: Other income and foreign exchange gain, net	(4,446)	(3,263)	(4,915)
Income from operations (GAAP)	$15,902	$16,452	$14,175
add: Stock-based compensation expense (a)	5,956	5,809	5,027
add: Amortization of acquisition-related intangibles (b)	3,498	2,715	3,592
Adjusted operating income (Non-GAAP)	$25,356	$24,976	$22,794
Adjusted operating income margin as a % of revenues (Non-GAAP)	13.9%	15.0%	12.9%
add: Depreciation	5,928	5,418	5,988
Adjusted EBITDA (Non-GAAP)	$31,284	$30,394	$28,782
Adjusted EBITDA margin as a % of revenues (Non-GAAP)	17.1%	18.2%	16.2%
(a) To exclude stock-based compensation expense under ASC Topic 718. (b) To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share to Net Income
(Amounts in thousands, except per share data)

	Three months ended March 31,		Three months ended December 31,
	2017	2016	2016
Net income (GAAP)	$16,788	$13,820	$15,488
add: Stock-based compensation expense (a)	5,956	5,809	5,027
add: Amortization of acquisition-related intangibles (b)	3,498	2,715	3,592
subtract: Tax impact on stock-based compensation expense (c)	(4,260)	(2,156)	(1,898)
subtract: Tax impact on amortization of acquisition-related intangibles	(951)	(720)	(901)
subtract: Changes in fair value of earn-out consideration (net of tax) (d)	—	(150)	—
Adjusted net income (Non-GAAP)	$21,031	$19,318	$21,308
Adjusted diluted earnings per share (Non-GAAP)	$0.60	$0.56	$0.61

(a) To exclude stock-based compensation expense under ASC Topic 718.
(b) To exclude amortization of acquisition-related intangibles.
(c) Tax impact include $2,057 related to a discrete benefit recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.
(d) To exclude change in fair value of earn-out consideration related to the RPM acquisition.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
ir@exlservice.com